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                                     PROXY
                          KEY PRODUCTION COMPANY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints F.H. Merelli, Monroe W. Robertson and Cathy L. Anderson as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote upon the matters described in the accompanying Joint Proxy Statement/Prospectus at the special meeting of stockholders to be held March 28, 1996, or any adjournment thereof, all the shares of common stock of Key Production Company, Inc. held of record by the undersigned on February 9, 1996, as designated below. Receipt of a copy of the Notice and Joint Proxy Statement/Prospectus is hereby acknowledged. The Board of Directors recommends a vote "FOR" the proposal to issue shares.

  1. Approval of the issuance and reservation for issuance by Key Production Company, Inc. of shares of its common stock pursuant to the Agreement and Plan of Merger among Key Production Company, Inc., Key Acquisition One, Inc. and Brock Exploration Corporation.

   [_] FOR  [_] AGAINST  [_] ABSTAIN

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ISSUANCE OF SHARES AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO OTHER BUSINESS.

                             (Sign on reverse side)
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Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee or in any other representative capacity, please sign name and give your full title. When shares are held by a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

                                                 Dated: _______________________
                                                 ______________________________
                                                 Signature
                                                 ______________________________
                                                 Signature if held jointly

                                                 PLEASE MARK, SIGN, DATE, AND
                                                 RETURN THIS PROXY CARD USING
                                                 THE ENCLOSED ENVELOPE.